CBRL GROUP, INC.
                 P.O. Box 787  305 Hartmann Drive
                      Lebanon, TN 37088-0787
                          615-444-5533

                                          Contact: Lawrence E. White
                                          Senior Vice President/
                                          Finance and Chief Financial Officer

    CBRL GROUP, INC. ANNOUNCES FOURTH QUARTER AND FISCAL YEAR-END RESULTS
                        ----------------------------
     AND COMMENTS ON CURRENT TRENDS AND EARNINGS TARGETS FOR FISCAL 2001

LEBANON, Tenn. (September 7, 2000) - CBRL Group, Inc. (Nasdaq: CBRL) today announced results for its fourth quarter and fiscal year ended July 28, 2000. The company also commented on current trends and earnings targets for its current fiscal first quarter and full year.

     Revenue for the fourth quarter ended July 28, 2000 was $470.9 million compared with $426.7 million in the fourth quarter of fiscal 1999, an increase of 10.4%. Comparable store sales for the Cracker Barrel Old Country Store concept were up 3.8% for restaurants, including 2.5% menu pricing and 1.3% customer traffic, and down 3.9% in retail. The Logan's Roadhouse concept recorded a comparable store sales increase of 1.9%, reflecting 2.8% in menu pricing partly offset by a 0.9% traffic decline. The traffic decline for the Logan's Roadhouse concept reflected the impact of significant new competitive intrusion in the trade areas of over 30% of its comparable stores. The remaining comparable stores recorded 6.6% higher sales than in the year ago quarter. During the quarter, the company opened no new Cracker Barrel Old Country Store units and one new Logan's Roadhouse restaurant.

     Revenue for the fiscal year was $1.8 billion compared with $1.5 billion in fiscal 1999, an increase of 15.7%, partly reflecting the mid-year acquisition of the Logan's Roadhouse concept in fiscal 1999. Comparable store sales for the Cracker Barrel Old Country Store concept were up 0.6% for restaurants, including 0.4% lower menu pricing and 1.0% customer traffic improvement, and down 2.3% in retail. The Logan's Roadhouse concept, which was acquired during the third fiscal quarter of 1999, recorded a comparable store sales increase of 3.2%, reflecting 1.7% in menu pricing and a 1.5% traffic improvement. During the fiscal year, the company opened thirty new Cracker Barrel Old Country Store units, twelve new company operated and three franchised Logan's Roadhouse restaurants,and one Carmine Giardini's Gourmet Market and La Trattoria Ristorante.



CBRL Announces Fourth Quarter Results
Page 2
September 7, 2000

     For the quarter ended July 28, 2000, the company reported net income of $23.7 million, or $0.42 per share (diluted), compared with net income of $12.3 million, or $0.21 per share (diluted), for the fourth fiscal quarter of 1999, an improvement of 93% in net income and 100% in earnings per share (diluted). For the full fiscal year, net income was $59.0 million, or $1.02 per share (diluted), including the effect of previously reported charges of $5.4 million, or $0.09 per share (diluted), recorded in the fiscal second quarter. Net income in fiscal 1999 was $70.2 million, or $1.16 per share (diluted).

     Commenting on the results, CBRL Group, Inc. Chairman and Chief
Executive Officer, Dan W. Evins said, "We are very pleased with the marked improvements made in the last half of the fiscal year. These results reflect the efforts and dedication of a lot of hard-working, capable people in our operating companies. Earnings from Cracker Barrel Old Country Store and Logan's Roadhouse both have improved nicely from last year's fourth quarter. While competitive intrusion did negatively impact approximately 30% of our Logan's Roadhouse stores, the remaining stores did very well. We believe that Logan's management's focus on high standards of execution and the appeal of the Logan's concept will result in recovery with the passage of time as recent experience suggests."

     THE COMPANY URGES CAUTION IN CONSIDERING ITS CURRENT TRENDS AND
EARNINGS TARGETS AS DISCLOSED BELOW. THE RESTAURANT INDUSTRY IS HIGHLY COMPETITIVE, AND TRENDS AND TARGETS ARE SUBJECT TO NUMEROUS FACTORS AND INFLUENCES, SOME OF WHICH ARE DISCUSSED IN THE CAUTIONARY LANGUAGE AT THE END OF THIS PRESS RELEASE. THE COMPANY ASSUMES NO OBLIGATION TO UPDATE DISCLOSED INFORMATION ON TRENDS OR TARGETS OTHER THAN IN ITS PERIODIC FILINGS UNDER FORMS 10-K, 10-Q, AND 8-K WITH THE SECURITIES AND EXCHANGE COMMISSION.


     Although there can be no assurance that such trends will continue, quarter-to-date comparable store sales in the Cracker Barrel Old Country Store restaurants have been positive about 3.5-4.0%, a rate that includes a menu price factor of about 2.8%. Cracker Barrel Old Country Store comparable store retail sales have been positive about 0.5%. Retail sales trends typically are subject to greater volatility and uncertainty than restaurant sales because of the significant impact that can be attributed to availability or lack of availability of very popular retail items, and there can be no assurance that such trends will continue. Quarter-to-date comparable store sales trends for the Logan's Roadhouse concept have softened somewhat from the fourth quarter, running positive about 1%. This trend includes a menu price increase of about 3.9% compared with last year.


     The company has opened three new Cracker Barrel Old Country Store units thus far this quarter. It presently expects to open three more new units before quarter-end, with a total of fifteen new units to be opened during the fiscal year. Two new Logan's Roadhouse locations have been opened during the quarter, with three more expected before quarter-end and a total of thirteen during the fiscal year including a replacement for a restaurant destroyed by fire during fiscal 2000. No additional Carmine Giardini's locations will be opened this fiscal year.

     The company expects to generate net positive free cash flow during fiscal 2001, but it has not yet determined how such cash flow will be used. At the present time, consideration is being given to reduction of debt and to repurchase of shares. Any decision to repurchase shares will be announced prior to commencement of any repurchase activities.



CBRL Announces Fourth Quarter Results
Page 3
September 7, 2000

     The company's present internal targets for earnings per share in the first quarter of fiscal 2001 are $0.27-0.29 per share, compared with $0.25 in the first quarter of fiscal 2000. For the full year, the company is targeting earnings per share up to the mid-$1.30's, which includes approximately $0.07 attributable to an additional week in the fourth fiscal quarter as fiscal 2001 will have 53 weeks. The effect of the additional week reflects a lower fixed cost burden incurred during this week. The company again urges caution in considering its present trends and internal targets, and it assumes no obligation to update this information other than in its periodic filings to the Securities and Exchange Commission under Forms 10-K, 10-Q, and 8-K.

     Commenting on the current trends and earnings targets, Michael A. Woodhouse, President and Chief Operating Officer of CBRL Group, Inc., said, "We have made clear progress in turning around our operating and financial results. The current trends and our internal earnings targets, while not without challenges and risks, reflect our expectation that this progress will continue."

     Headquartered in Lebanon, Tennessee, CBRL Group, Inc. presently operates 429 Cracker Barrel Old Country Store restaurants and gift shops located in 40 states, 67 Logan's Roadhouse company-operated and seven franchised restaurants in 15 states, and three Carmine Giardini's Gourmet Markets in Florida.

     EXCEPT FOR SPECIFIC HISTORICAL INFORMATION, THE MATTERS DISCUSSED IN THIS PRESS RELEASE ARE FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS, UNCERTAINTIES AND OTHER FACTORS THAT MAY CAUSE ACTUAL RESULTS AND PERFORMANCE OF CBRL GROUP, INC. TO DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED BY SUCH DISCUSSION. ALL FORWARD-LOOKING INFORMATION PROVIDED BY THE COMPANY PURSUANT TO THE SAFE HARBOR ESTABLISHED UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 SHOULD BE EVALUATED IN THE CONTEXT OF THESE FACTORS. FACTORS WHICH WILL AFFECT ACTUAL RESULTS INCLUDE, BUT ARE NOT LIMITED TO: CHANGES IN INTEREST RATES AFFECTING THE COMPANY'S FINANCING COSTS; THE AVAILABILITY AND COSTS OF ACCEPTABLE SITES FOR DEVELOPMENT; THE EFFECTS OF INCREASED COMPETITION AT COMPANY LOCATIONS ON SALES AND LABOR RECRUITING, COST, AND RETENTION; THE ABILITY OF AND COST TO THE COMPANY TO RECRUIT, TRAIN, AND RETAIN QUALIFIED RESTAURANT HOURLY AND MANAGEMENT EMPLOYEES; THE ACCEPTANCE OF THE COMPANY'S CONCEPTS AS THE COMPANY EXPANDS INTO NEW MARKETS AND GEOGRAPHIC REGIONS; THE RESULTS OF PENDING OR THREATENED LITIGATION; COMMODITY PRICE INCREASES; ADVERSE GENERAL ECONOMIC CONDITIONS; ADVERSE WEATHER CONDITIONS; CHANGES IN OR IMPLEMENTATION OF ADDITIONAL GOVERNMENTAL RULES AND REGULATIONS AFFECTING WAGE AND HOUR MATTERS, HEALTH AND SAFETY, PENSIONS AND INSURANCE; OTHER UNDETERMINABLE AREAS OF GOVERNMENT ACTIONS OR REGULATIONS; AND OTHER FACTORS DESCRIBED FROM TIME TO TIME IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION AND PRESS RELEASES.


CBRL Announces Fourth Quarter Results
Page 4
September 7, 2000

                             CBRL GROUP, INC.
                  CONSOLIDATED INCOME STATEMENT (Unaudited)
                  (In thousands, except per share amounts)



                                  Fourth Quarter Ended                 Year Ended
                              ----------------------------  --------------------------------


Net sales:                     7/28/00    7/30/99   Change    7/28/00      7/30/99    Change
                              ---------  ---------  ------  -----------  -----------  ------
   Restaurant                 $ 375,171  $ 334,279    12%   $ 1,378,753  $ 1,163,213    19%
   Retail                        95,575     92,221     4        393,293      368,127     7
                              ---------  ---------          -----------  -----------
      Net sales                 470,746    426,500    10      1,772,046    1,531,340    16
Franchise fees and royalties        203        165    23            666          285   134
                              ---------  ---------          -----------  -----------
      Total revenue             470,949    426,665    10      1,772,712    1,531,625    16
Cost of goods sold              157,694    150,252     5        614,472      538,051    14
                              ---------  ---------          -----------  -----------
Gross profit                    313,255    276,413    13      1,158,240      993,574    17
Labor & other related expenses  172,362    159,482     8        645,976      538,348    20
Other store operating expenses   72,357     67,000     8        294,012      248,208    18
                              ---------  ---------          -----------  -----------
Store operating income           68,536     49,931    37        218,252      207,018     5
General and administrative       22,718     22,683     -         95,289       82,006    16
Amortization of goodwill            998        979     2          3,994        2,169    84
                              ---------  ---------          -----------  -----------
Operating income                 44,820     26,269    71        118,969      122,843    (3)
Interest expense                  6,870      6,039    14         24,616       11,324   117
Interest income                      85        417   (80)           352        1,319   (73)
                              ---------  ---------          -----------  -----------
Pretax income                    38,035     20,647    84         94,705      112,838   (16)
Provision for income taxes       14,342      8,370    71         35,707       42,653   (16)
                              ---------  ---------          -----------  -----------

Net income                    $  23,693  $  12,277    93    $    58,998  $    70,185   (16)
                              =========  =========          ===========  ===========

Earnings per share:
   Basic                      $    0.42  $    0.21   100    $      1.02  $      1.16   (12)
   Diluted                    $    0.42  $    0.21   100    $      1.02  $      1.16   (12)

Weighted average shares:
   Basic                         56,872     58,610    (3)        57,960       60,329    (4)
   Diluted                       56,986     58,725    (3)        58,041       60,610    (4)

Ratio Analysis
--------------
Net sales:
   Restaurant                      79.7%      78.4%                77.8%        76.0%
   Retail                          20.3       21.6                 22.2         24.0
                              ---------  ---------          -----------   ----------
       Net sales                  100.0      100.0                100.0        100.0
Franchise fees and royalties          -          -                    -            -
                              ---------  ---------          -----------   ----------
       Total revenue              100.0      100.0                100.0        100.0
Cost of goods sold                 33.5       35.2                 34.7         35.1
                              ---------  ---------          -----------   ----------
Gross profit                       66.5       64.8                 65.3         64.9
Labor & other related expenses     36.6       37.4                 36.4         35.2
Other store operating expenses     15.4       15.7                 16.6         16.2
                              ---------  ---------          -----------   ----------
Store operating income             14.5       11.7                 12.3         13.5
General and administrative          4.8        5.3                  5.4          5.4
Amortization of goodwill            0.2        0.2                  0.2          0.1
                              ---------  ---------          -----------   ----------
Operating income                    9.5        6.2                  6.7          8.0
Interest expense                    1.5        1.4                  1.4          0.7
Interest income                       -        0.1                    -          0.1
                              ---------  ---------          -----------   ----------
Pretax income                       8.0        4.9                  5.3          7.4
Provision for income taxes          3.0        2.0                  2.0          2.8
                              ---------  ---------          -----------   ----------
Net income                          5.0%       2.9%                 3.3%         4.6%
                              =========  =========          ===========   ==========


CBRL Announces Fourth Quarter Results
Page 5
September 7, 2000



                      CONSOLIDATED CONDENSED BALANCE SHEET
                                  (Unaudited)
                                (In thousands)

                                                  7/28/00       7/30/99
                                                  --------      --------
Assets
Cash and cash equivalents                         $    13,865   $    18,262
Other current assets                                  130,170       119,888
Property and equipment, net                         1,075,134     1,020,055
Goodwill, net                                         107,253       111,246
Other assets                                            8,601         8,330
                                                  -----------   -----------
     Total assets                                 $ 1,335,023   $ 1,277,781
                                                  ===========   ===========
Liabilities and Stockholders' Equity
Current liabilities                               $   173,578   $   143,953
Long-term debt                                        292,000       312,000
Other long-term obligations                            40,475        30,821
Stockholders' equity                                  828,970       791,007
                                                  -----------   -----------
     Total liabilities and stockholders' equity   $ 1,335,023   $ 1,277,781
                                                  ===========   ===========


                 CONSOLIDATED CONDENSED CASH FLOW STATEMENT
                               (Unaudited)
                              (In thousands)

                                                     Fiscal Year Ended
                                                  ---------------------
                                                  7/28/00       7/30/99
                                                  -------       -------
Cash flow from operating activities:
   Net income                                     $ 58,998      $ 70,185
   Depreciation and amortization                    65,218        53,838
   Loss (gain) on disposition of property
     and equipment                                     664          (259)
   Impairment loss                                   3,887             -
   Net changes in other assets and liabilities      31,480        17,769
                                                  --------      ---------
Net cash provided by operating activities          160,247       141,533
                                                  --------      ---------

Cash flows from investing activities:
   Purchase of property and equipment             (138,032)      (164,718)
   Cash paid for acquisition, net of
     cash acquired                                       -       (182,392)
   Net proceeds from sale of property
     and equipment                                  17,333          3,383
                                                  ---------     ----------
Net cash used in investing activities             (120,699)      (343,727)
                                                  ---------     ----------

Cash flows from financing activities:
   Proceeds from issuance of long-term debt        444,500        355,000
   Principal payments under long-term debt
     and other long-term obligations              (467,234)      (113,976)
   Proceeds from exercise of stock options             530          1,265
   Purchases of treasury stock                     (21,104)       (83,471)
   Dividends on common stock                          (637)          (955)
                                                  ---------     ----------
Net cash (used in) provided by financing
 activities                                        (43,945)       157,863
                                                  ---------     ----------

Net decrease in cash and cash equivalents           (4,397)        (44,331)
Cash and cash equivalents, beginning of year        18,262          62,593
                                                  ---------     -----------
Cash and cash equivalents, end of year            $ 13,865      $   18,262
                                                  =========     ===========



CBRL Announces Fourth Quarter Results
Page 6
September 7, 2000


                             CBRL GROUP, INC.
                         Supplemental Information


                                               As of              As of
                                              7/28/00            7/30/99
                                             ----------         ----------
Common shares outstanding                    56,668,349         58,628,162

Units in operation:
   Cracker Barrel                                   426                396
   Carmine Giardini's Gourmet Market                  3                  2
   Logan's Roadhouse - company-owned                 65                 54
                                             ----------         ----------
   Total company-owned units                        494                452
   Logan's Roadhouse - franchised                     7                  4
                                             ----------         ----------
   System-wide units                                501                456
                                             ==========         ==========

                                           Fourth Quarter Ended          Fiscal Year Ended
                                           --------------------      --------------------------
Net sales in company-owned stores:          7/28/00     7/30/99        7/28/00        7/30/99
(In thousands)                             ---------   ---------     -----------    -----------
   Cracker Barrel - restaurant             $ 328,074   $ 294,449     $ 1,196,680    $ 1,090,296
   Cracker Barrel - retail                    93,211      90,408         382,932        358,577
                                           ---------   ---------     -----------    -----------
   Cracker Barrel - total                    421,285     384,857       1,579,612      1,448,873
   Carmine Giardini's Gourmet Market           3,439       2,366          14,137         12,609
   Logan's Roadhouse                          46,022      39,277         178,297         69,858
                                           ---------   ---------     -----------    -----------
   Total net sales                         $ 470,746   $ 426,500     $ 1,772,046    $ 1,531,340
                                           =========   =========     ===========    ===========

Operating weeks - company-owned stores:
   Cracker Barrel                              5,538       5,109          21,676         19,715
   Logan's Roadhouse                             840         668           3,165          1,178

Average comparable store sales -
   Company-owned stores: (In thousands)
   Cracker Barrel - restaurant             $   775.6   $   747.3     $   2,922.1    $   2,904.6
   Cracker Barrel - retail                     219.5       228.4           929.8          952.2
                                           ---------   ---------     -----------    -----------
   Cracker Barrel - total                  $   995.1   $   975.7     $   3,851.9    $   3,856.8
                                           =========   =========     ===========    ===========
   Logan's Roadhouse                       $   765.4   $   750.8     $   3,157.3    $   3,059.5
                                           =========   =========     ===========    ===========

Capitalized interest                       $     333   $     566     $     1,511    $     1,827
                                           =========   =========     ===========    ===========


>